As filed with the Securities and Exchange Commission on August 15, 2005
                                                              Reg. No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

             (Exact name of registrant as specified in its charter)

         Florida                                             98-0346454
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          identification No.)

                               335 Connie Crescent
                                Concord, Ontario
                                 Canada L4K 5R2
                    (Address of principal executive offices)
                ------------------------------------------------
                        ENVIRONMENTAL SOLUTIONS WORLDWIDE
                             2002 STOCK OPTION PLAN
                              (Full title of plan)

                                David J. Johnson
                      Chief Executive Officer and President
                               335 Connie Crescent
                                Concord, Ontario
                                 Canada L4K 5R2
                     (Name and address of agent for service)

          (Telephone number, including area code of agent for service)

                                    Copy to:
                               Baratta & Goldstein
                           597 Fifth Avenue, 9th Floor
                            New York, New York 10017
                                 (212) 750-9700
                               fax: (212) 750-8297


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                        Proposed maximum      Proposed maximum
Title of securities     Amount to be      offering price     Aggregate offering    Amount of
 To be registered       Registered       per share (1)            Price          Registration fee
--------------------- ----------------- ------------------- ------------------ -------------------
  Common Stock
($.01 par value)         5,000,000            $0.78            $ 3,900,000       $ 459.03
--------------------- ----------------- ------------------- ------------------ -------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c) under the Securities Act of 1933, and based on the average of the high and low prices of the common stock on August 12, 2005 as reported on the Over the Counter Bulletin Board.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Environmental Solutions Worldwide, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

(a) The Company's annual report on Form 10-KSB and 10-KSB/A (No. 1) for the fiscal year ended December 31, 2004 filed pursuant to Section 13 of the Exchange Act;

(b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-2/A No.1 dated February 17, 2002, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description;

(c) The Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2005;

(d) The Company's quarterly report on Form 10-QSB for the quarter ended June 30, 2005; and

(e) Any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under the Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or subsided for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

In accordance with the Florida Corporation Act, the Company's Articles of Incorporation contain provisions which state that, to the fullest extent permitted by law, no director or officer shall be personally liable to the Company or its shareholders for damages for breach of any duty owned to the Corporation or its shareholders. The Company also has the power, by a by-law provision or a resolution of its stockholders or directors, to indemnify the officers and directors against any contingency or peril as may be determined to be in the Company's best interest and in connection therewith to secure policies of insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibits to this registration statement are listed in the index to Exhibits on page 6.

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, Province of Ontario on August 15, 2005

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.




                     BY   /S/ DAVID J. JOHNSON
                     ----------------------------------------------
                     DAVID J. JOHNSON, DIRECTOR, CHIEF EXECUTIVE
                     OFFICE, AND PRESIDENT

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joey Schwartz, as his or her attorney-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




SIGNATURE                    TITLE                               DATE
---------------------    ---------------------------       -----------------


/S/ NITIN AMERSEY        Chairman of the                    August 15, 2005
----------------------   Board of Directors
Nitin Amersey

/S/ DAVID J. JOHNSON     Director, Chief Executive          August 15, 2005
----------------------   Officer and President
David J. Johnson


/S/ JOEY SCHWARTZ        Director, Chief Financial          August 15, 2005
----------------------   Officer and Secretary
Joey Schwartz

/S/ STAN KOLARIC         Director and Chief                 August 15, 2005
----------------------   Operating Officer
Stan Kolaric

/s/ BENGT ODNER          Director                            August 15, 2005
----------------------
Bengt Odner

                                INDEX TO EXHIBITS






Exhibit

NO.                 Description

------                --------------


     4.1  Specimen Certificate of Common Stock
     5.1  Opinion of Baratta & Goldstein
     23.1 Consent of Mintz & Partners, LLP
     23.2 Consent of Baratta & Goldstein (filed as part of Exhibit 5.1)
     24.1 Power of Attorney (contained on the signature page to this Registration Statement.)
     99.1 Environmental Solutions Worldwide 2002 Stock Option Plan (as amended)